EXHIBIT 32.2

CERTIFICATE PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of PVH Corp. (the “Company”) for the fiscal year ended January 29, 2012 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael Shaffer, Executive Vice President and Chief Operating & Financial Officer of the Company, certify, pursuant to section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(i)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(j)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 28, 2012

By:	/s/ Michael Shaffer
Name:	Michael Shaffer Executive Vice President and Chief Operating & Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.